Exhibit 99.1
NEWS & INFORMATION

FOR:	EMERSON RADIO CORP.
9 Entin Road Parsippany, NJ 07054-0430

CONTACT:	Emerson Radio Corp.	or:	Investor Relations:
	Greenfield Pitts		Robert Maffei
	Chief Financial Officer		Investor Relations Manager
	(212) 897-5441		(973) 428-2098

Brainerd Communicators
Brad Edwards or Denise Roche
(212) 986-6667

Media Relations:
Brainerd Communicators, Inc.
Scott Cianciulli
(212) 986-6667
Emerson Radio Corp. Announces Closure of Chinese Supplier’s Manufacturing Operations
PARSIPPANY, N.J. – March 14, 2008 – Emerson Radio Corp. (AMEX:MSN) today announced that one of its major suppliers has closed its manufacturing operations in the Peoples Republic of China and is not expected to reopen. The supplier provided Emerson with a broad range of audio products and is the primary or exclusive manufacturer of select items. Emerson believes that the plant shut down will have a negative impact on the net realizable value of inventory sourced though this plant that will not exceed $850,000.
Adrian Ma, Chief Executive Officer of Emerson Radio, commented, “While the Company may suffer some financial loss and inconvenience from the closing of this long time supplier, we believe that we will be able to provide an uninterrupted supply of all affected products to our customer base.”
About Emerson Radio Corp.
Emerson Radio Corporation (AMEX:MSN), founded in 1948, is headquartered in Parsippany, N.J. The Company designs, markets and licenses, worldwide, a variety of consumer electronics and home appliances including microwaves and wine coolers, clock radios, full lines of televisions and other video products, and audio and home theater products. For more information, please visit Emerson Radio’s Web site at www.emersonradio.com.
Forward Looking Statements

     This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward- looking statements are subject to a number of risks and uncertainties, including the risk factors detailed in Emerson’s reports as filed with the Securities and Exchange Commission. Emerson assumes no obligation to update the information contained in this news release.